Exhibit 8.2

Smart Digital Group Limited
150 Beach Road #2805/06 Gateway
West Singapore 189720
Attn: The Board of Directors

Date: February 4, 2025

DEAR SIRS,

Re:	Macau Legal Opinion Regarding Certain Macau Legal Matters In Relation To Smart Digital Group Limited

We are qualified lawyers of Macau Special Administrative Region of the People’s Republic of China (“Macau”) and as such are qualified to issue this opinion on the laws and regulations of Macau effective as of the date hereof.

We were engaged (the “Engagement”) as Macau counsel to Smart Digital Group Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiary established in Macau in connection with (a) the proposed initial public offering (the “Offering”) of a certain number of ordinary shares, par value of US$0.001 per share (the “Ordinary Shares”), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

A.	Assumptions

In rendering this opinion, we have assumed without any independent investigation and verification that (the “Assumptions”):

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents submitted to us in relation to the Engagement (the “Documents”) as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(iv)	that there are no documents or agreements by or among any of the parties to the Documents, other than those referenced in this opinion, that could affect the opinion expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the Documents reviewed by us in connection with this opinion;

(v)	the laws of jurisdictions other than Macau which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(vi)	all requested Documents have been provided to us and all factual statements made to us in connection with this opinion are true, correct and complete.

B.	OPINION

Subject to the Assumptions and the Qualifications and limitations set forth therein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Macau in force as at the date of this opinion as we consider relevant, we are of the opinion that the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulations-Macau” “Material Income Tax Consideration-Macau Taxation” and “Legal Matters” regarding the laws and regulations of Macau are true and accurate in all material aspects and that such statements constitute our opinions insofar as the same relates to the laws of Macau.

C.	QUALIFICATIONS

Our opinion expressed above is subject to the following qualifications (“Qualifications”):

(i)	our opinion is limited to the laws of Macau of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Macau. Without prejudice to the generality of the preceding sentences, our opinion is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the United States or any State thereof and we express no opinion as to the jurisdiction of any court of the United States or any State thereof;

(ii)	the laws of Macau referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our opinion is given on the basis that we have no obligation to notify any addressee of this opinion of any change in Macau laws or its application after the date of this opinion;

(iii)	this opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Macau affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Macau laws affecting creditors’ rights;

(iv)	this opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (e) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Macau legislative, administrative or judicial bodies in exercising their authority in Macau,

(v)	this opinion is issued based on our understanding of the laws of Macau that are currently in effect. For matters not explicitly provided under the laws of Macau, the future interpretation, :implementation and application of the specific requirements under the laws of Macau are subject to the final discretion of competent Macau legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Macau;

(vii)	this opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed and read as a whole, and no part of the opinion herein shall be extracted and referred to independently;

(viii)	regarding matters of facts in this opinion, we have not undertaken any independent investigation or verification to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion; and

(ix)	we express no opinion as to matters of fact.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and the use of and references to our name in the Registration Statement regarding legal matters as to Macau law. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Lektou -Advogados e Notarioss

(formely known as Rato, Ling, Lei & Cortes-Advogados)

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